Exhibit 21
SUBSIDIARIES OF THE REGISTRANT

NAME	JURISDICTION OF INCORPORATION/FORMATION
Advantage Logistics - Southeast, Inc.	Alabama
Advantage Logistics Southwest, Inc.	Arizona
Advantage Logistics USA East L.L.C.	Delaware
Advantage Logistics USA West L.L.C.	Delaware
Albert’s Organics, Inc.	California
American Commerce Centers, Inc.	Florida
Arden Hills 2003 L.L.C.	Delaware
Associated Grocers Acquisition Company	Florida
Associated Grocers of Florida, Inc.	Florida
Billings Distribution Company, LLC	Delaware
Billings Equipment Company, Inc.	Delaware
Billings Operations Company, LLC	Delaware
Bismarck Distribution Company, LLC	Delaware
Bismarck Equipment Company, Inc.	Delaware
Bismarck Operations Company, LLC	Delaware
Blaine North 1996 L.L.C.	Delaware
Bloomington 1998 L.L.C.	Delaware
Blue Marble Brands, LLC	Delaware
Blue Nile Advertising, Inc.	Florida
Burnsville 1998 L.L.C.	Delaware
Butson Enterprises of Vermont, Inc.	Vermont
Butson's Enterprises of Massachusetts, Inc.	Massachusetts
Butson's Enterprises, Inc.	New Hampshire
Cambridge 2006 L.L.C.	Delaware
Centralia Holdings, LLC	Delaware
Champaign Distribution Company, LLC	Delaware
Champaign Equipment Company, Inc.	Delaware
Champaign Operations Company, LLC	Delaware
Champlin 2005 L.L.C.	Delaware
Coon Rapids 2002 L.L.C.	Delaware
Crown Grocers, Inc.	California
Cub Foods, Inc.	Delaware
Cub Stores Holdings, LLC	Delaware
Cub Stores, LLC	Delaware
DS & DJ Realty, LLC	Florida
Eagan 2008 L.L.C.	Delaware
Eagan 2014 L.L.C.	Delaware
Eastern Beverages, Inc.	Maryland
Eastern Region Management Corporation	Virginia
Fargo Distribution Company, LLC	Delaware
Fargo Equipment Company, Inc.	Delaware
Fargo Operations Company, LLC	Delaware
FF Acquisition, L.L.C.	Virginia
Foodarama LLC	Delaware
Forest Lake 2000 L.L.C.	Delaware

NAME	JURISDICTION OF INCORPORATION/FORMATION
Fridley 1998 L.L.C.	Delaware
Fromage De France, Inc.	California
Gourmet Guru, Inc.	California
Grocers Capital Company	California
Hastings 2002 L.L.C.	Delaware
Hazelwood Distribution Company, Inc.	Delaware
Hazelwood Distribution Holdings, Inc.	Delaware
Hopkins Distribution Company, LLC	Delaware
Hopkins Equipment Company, Inc.	Delaware
Hopkins Operations Company, LLC	Delaware
Hornbacher’s, Inc.	Delaware
International Distributors Grand Bahama Limited	Bahama
Inver Grove Heights 2001 L.L.C.	Delaware
Keatherly, Inc.	New Hampshire
Keltsch Bros., Inc.	Indiana
Lakeville 2014 L.L.C.	Delaware
Lithia Springs Holdings, LLC	Georgia
Maplewood East 1996 L.L.C.	Delaware
Market Improvement Company	Florida
Monticello 1998 L.L.C.	Delaware
NAFTA Industries Consolidated, Inc.	Texas
NAFTA Industries, Ltd.	Texas
Natural Retail Group, Inc.	Delaware
Nor-Cal Produce, Inc.	California
NC&T Supermarkets, Inc.	Ohio
Nevada Bond Investment Corp. I	Nevada
Northfield 2002 L.L.C.	Delaware
Oglesby Distribution Company, LLC	Delaware
Oglesby Equipment Company, Inc.	Delaware
Oglesby Operations Company, LLC	Delaware
Plymouth 1998 L.L.C.	Delaware
Savage 2002 L.L.C.	Delaware
SCTC, LLC	Florida
Select Nutrition, LLC	Delaware
SFW Holding Corp.	Delaware
Shakopee 1997 L.L.C.	Delaware
Shop ‘N Save East, LLC	Delaware
Shop ‘N Save East Prop, LLC	Delaware
Shop ‘N Save Prop, LLC	Delaware
Shop 'N Save St. Louis, Inc.	Missouri
Shop 'N Save Warehouse Foods, Inc.	Missouri
Shoppers Food Warehouse Corp.	Ohio
Shorewood 2001 L.L.C.	Delaware
Silver Lake 1996 L.L.C.	Delaware
Stevens Point Distribution Company, LLC	Delaware
Stevens Point Equipment Company, Inc.	Delaware
Stevens Point Operations Company, LLC	Delaware
Sunflower Markets, LLC	Delaware

NAME	JURISDICTION OF INCORPORATION/FORMATION
Super Rite Foods, Inc.	Delaware
Super Rite Foods Equipment Company, Inc.	Delaware
Super Rite Foods Operations Company, LLC	Delaware
SUPERVALU Enterprise Services, Inc.	Delaware
SUPERVALU Enterprises, Inc.	Delaware
SUPERVALU Gold, LLC	Delaware
SUPERVALU Holdco, Inc.	Delaware
SUPERVALU Holdings, Inc.	Missouri
SUPERVALU Holdings Equipment Company, Inc.	Delaware
SUPERVALU Holdings Operations Company, LLC	Delaware
SUPERVALU Holdings PA Equipment Company, Inc.	Delaware
SUPERVALU Holdings - PA LLC	Pennsylvania
SUPERVALU Holdings PA Operations Company, LLC	Delaware
SUPERVALU INC.	Delaware
SUPERVALU India, Inc.	Minnesota
SUPERVALU Licensing, LLC	Delaware
SUPERVALU Merger Sub, Inc.	Delaware
SUPERVALU Penn Equipment Company, Inc.	Delaware
SUPERVALU Penn, LLC	Pennsylvania
SUPERVALU Penn Operations Company, LLC	Delaware
SUPERVALU Pharmacies, Inc.	Minnesota
SUPERVALU Receivables Funding Corporation	Delaware
SUPERVALU Services USA, Inc.	Minnesota
SUPERVALU Transportation, Inc.	Minnesota
SUPERVALU TTSJ, LLC	Delaware
SUPERVALU WA, L.L.C.	Delaware
SUPERVALU Wholesale Equipment Company, Inc.	Delaware
SUPERVALU Wholesale Holdings, Inc.	Delaware
SUPERVALU Wholesale, Inc.	Delaware
SUPERVALU Wholesale Operations, Inc.	Delaware
SV Markets, Inc.	Ohio
SVU Legacy, LLC	Delaware
TC Michigan LLC	Michigan
Tony’s Fine Foods	California
TTSJ Aviation, Inc.	Delaware
Tutto Pronto	California
Ultra Foods, Inc.	New Jersey
UNFI Canada, Inc.	Canada
UNFI Transport, LLC	Delaware
Unified Grocers, Inc.	California
Unified International, Inc.	Delaware
United Natural Foods West, Inc.	California
United Natural Trading, LLC	Delaware
W. Newell & Co. Equipment Company, Inc.	Delaware
W. Newell & Co., LLC	Delaware
Wetterau Insurance Co. Ltd.	Bermuda
Woodford Square Associates Limited Partnership	Virginia
WSI Satellite, Inc.	Missouri